EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Endeavor Acquisition Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 17, 2006.

SAPLING, LLC

By:	FIR TREE, INC., its Manager

	By:	/s/ Jeffrey Tannenbaum

	Name:	Jeffrey Tannenbaum
	Title:	President

FIR TREE RECOVERY MASTER FUND, L.P.

By:	FIR TREE, INC., its Manager

	By:	/s/ Jeffrey Tannenbaum

	Name:	Jeffrey Tannenbaum
	Title:	President

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